SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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BANCROFT FUND LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BANCROFT FUND LTD.
65 Madison Avenue
Morristown, New Jersey  07960

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held
Monday, February 11, 2008
10:00 a.m., Eastern Standard Time
at
The Madison Hotel,
One Convent Road, Morristown, NJ  07960

To Shareholders of Bancroft Fund Ltd.:

We cordially invite you to attend our 2008 Annual Meeting of Shareholders to vote on:

1.	Electing two trustees to three year terms;

2.	Ratifying the Audit Committee’s appointment of Tait, Weller & Baker LLP as independent registered public accountants for fiscal year 2008;

3.	To consider and vote upon, if properly presented at the meeting, a shareholder proposal with respect to a monthly managed distribution policy; and

4.	Transacting any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.

We are holding the Annual Meeting on Monday, February 11, 2008 at 11:00 a.m., Eastern Standard Time, at The Madison Hotel, located at One Convent Road, Morristown, New Jersey 07960.

This meeting is extremely important in light of the announcement by a dissident shareholder, Mr. Phillip Goldstein, who controls Opportunity Partners, L.P. (Opportunity Partners), of his intention to solicit proxies against the nominees of your Board of Trustees.  Opportunity Partners has also made a shareholder proposal, included in this proxy statement as Proposal 3, which your Board of Trustees strongly opposes.

Your vote is very important.  Whether or not you plan to attend the meeting, and regardless of the number of shares you own, we urge you to vote FOR the nominees proposed by your Board of Trustees (Proposal 1) and AGAINST the dissident shareholder proposal (Proposal 3) by promptly completing, signing, dating and returning the enclosed White proxy card.  We strongly urge you NOT to sign any proxy card sent to you by Opportunity Partners or Mr. Goldstein, even if you only intend to vote against their nominees or proposal.  If you have previously returned any proxy card sent to you by the dissident shareholder, you may change any vote you may have cast in favor of his nominees or proposal, and vote instead for the election of the Board’s nominees and against his proposal by completing, signing, dating, and returning the White proxy card in the accompanying envelope.  If you hold shares in a brokerage account (in street name), your broker cannot vote your shares unless you complete, sign and return the enclosed White proxy card.  In addition, you may be able to vote your shares by telephone or Internet.  Please consult the materials you receive from your broker prior to voting by telephone or Internet.

You may vote on these proposals in person or by proxy.  If you cannot attend the Annual Meeting, we ask that you return the White proxy card promptly so that your vote will be counted.  Only shareholders of record on January 11, 2008 will be entitled to vote at the meeting or any adjournment or postponement of the meeting.

Thomas H. Dinsmore
Chairman of the Board of Trustees
January __, 2008

BANCROFT FUND LTD.
65 Madison Avenue
Morristown, New Jersey 07960

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
February 11, 2008

INFORMATION ABOUT THE ANNUAL MEETING

Proxy Statement

We are sending you this Proxy Statement and the enclosed proxy card because the Board of Trustees of Bancroft Fund Ltd. (the Trust) is soliciting your proxy to vote at the 2008 annual meeting of shareholders and at any adjournments or postponements of the annual meeting (the Annual Meeting).  This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting.

This Proxy Statement, the attached Notice of Annual Meeting, and the enclosed proxy card will first be sent on or about January ___, 2008 to all shareholders entitled to vote.  Shareholders who owned the Trust’s shares of beneficial interest on January 11, 2008 are entitled to vote.  On this record date, there were _____________ shares outstanding.  Each share of the Trust that you own entitles you to one vote.  (A fractional share has a fractional vote.)

The Trust will furnish you free of charge with its most recent annual report upon request.  Please contact Gary I. Levine in care of the Trust at 65 Madison Avenue, Morristown, NJ 07960 or call (973) 631-1177 to receive the annual report.  The annual report is also available online at www.bancroftfund.com.

Time and Place of Meeting

We are holding the Annual Meeting on Monday, February 11, 2008 at 11:00 a.m., Eastern Standard Time, at The Madison Hotel, located at One Convent Road, Morristown, New Jersey 07960.

THIS IS AN ESPECIALLY IMPORTANT ANNUAL MEETING OF SHAREHOLDERS OF THE TRUST.

The Trust has had an exceptionally strong year:  for the twelve months ended October 31, 2007,  the Trust’s market return was 18.27%, while the market return for 2007 calendar year-to-date through October 31 was 12.81%.  Moreover, although these returns are  calculated with  quarterly  dividends reinvested,  they do not include the  very large  distribution  of $2.175  declared on November 19, 2007 (the Trust’s largest single distribution since fiscal 2000).

Despite this continued strong performance, a dissident shareholder, Phillip Goldstein, who controls Opportunity Partners, L.P. (Opportunity Partners), has advised the Trust by letter dated November 1, 2007 of his intention to solicit proxies against the nominees of your Board of Trustees and in favor of himself and an ally of his, Andrew Dakos.  Opportunity Partners has also made a shareholder proposal, included in this proxy statement as Proposal 3, which your Board of Trustees strongly opposes.

Your Board strongly believes that its nominees are extremely well suited to continue to serve as the Trustees based on each nominee’s background, relevant business experience, and past service on the Trust’s Board of Trustees.  By contrast, your Board does not believe that the nominees proposed by the dissident shareholder are even qualified to serve on your Board of Trustees for the reasons described below.  Please read the information below carefully regarding the dissident nominees before casting your vote.

The Board of Trustees strongly urges you to complete, sign, date, and mail promptly the White proxy card accompanying this Proxy Statement.  If you have shares in a brokerage account (in street name) your broker cannot vote your shares this year (as it has in past routine annual meetings) in the manner recommended by your Board unless you complete, sign, date, and mail promptly the enclosed White proxy card.  In addition, you may be able to vote your shares by telephone or Internet.

Proposal Table

The following table summarizes each proposal to be presented at the Annual Meeting and the page number of this proxy statement where you will find a description of the proposal:

	Proposal	Page Number

1.	Electing trustees	3

2.	Ratifying the Audit Committee’s Appointment of Tait, Weller & Baker LLP (Tait Weller) as independent registered public accountants	13

3.	Consideration of shareholder proposal to implement a monthly managed distribution policy	14

The Board of Trustees, including all of the independent trustees, recommends that you vote FOR the Board’s nominees for Trustee in Proposal 1, FOR Proposal 2, and AGAINST Proposal 3.

How to Vote

You do not need to attend the Annual Meeting to vote your shares.  Instead, you may simply complete, sign, date and return the enclosed White proxy card or use any of the available alternative proxy voting methods specified in the instructions that accompany this Proxy Statement.

If you are the record owner of your shares, the available alternative proxy voting methods are telephone and Internet voting.  If your shares are held by a broker, the alternative proxy voting methods may include telephone, Internet and any alternative method of voting permitted by your broker.  Please see “Additional Information on Voting” on page 18 below for a further discussion of how to vote your shares.

Broker Voting

Under rules applicable to broker-dealers, if your broker holds your shares in its name, we expect that the broker will be entitled to vote your shares on Proposals 1 and 2 even if it has not received instructions from you.  However, your broker will not be entitled to vote on Proposal 3 unless it receives instructions from you.  A “broker non-vote” occurs when a broker has not received voting instructions from a shareholder and is barred from voting the shares without shareholder instructions because the proposal is considered to be non-routine.  Because Proposal 3 is considered non-routine, your broker will not be permitted to vote your shares on this proposal if it has not received instructions from you, and the shares will be considered “broker non-votes. ”  As a result, we urge you to complete and send in the White proxy card so your vote can be counted.

PROPOSAL 1

ELECTION OF TRUSTEES

Structure of the Board of Trustees

The Board of Trustees (the Board) is divided into three classes for purposes of election.  One class is elected at each annual meeting of shareholders.  Trustees in each class serve for a three-year term.  Classifying the Board for election may be regarded as an “anti-takeover provision” because it has the effect of maintaining the continuity of the Board and requiring at least two years to change a majority of the Board.

The Board currently consists of six persons.  The Investment Company Act requires that a majority of the Board be “independent,” meaning they are not “interested persons” of the Trust within the meaning of the Investment Company Act.  Currently, four of the six trustees are independent and two of the trustees are “interested persons” because of their business and financial relationships with the Trust and Davis-Dinsmore.

At the 2008 Annual Meeting, the term of each of two trustees is expiring.  The Governance Committee of the Board nominated the two incumbent trustees, whose terms are expiring in 2008, as set forth below, to serve for terms that expire in 2011.  Other trustees do not need to stand for election this year and will continue in office for the rest of their respective terms.  Each of the Board’s nominees is willing to serve as a trustee.  However, if a nominee becomes unavailable for election, proxies will vote for another nominee proposed by the Board or, as an alternative, the Board may keep the position vacant or reduce the number of trustees.

Nominees for Trustees

The Board has approved the nomination of the following individuals to serve as trustees until the annual meeting of shareholders to be held in 2011.  The business address of each nominee and/or trustee listed below is Bancroft Fund Ltd., 65 Madison Avenue, Suite 550, Morristown, NJ 07960.  Because  Davis-Dinsmore serves as investment adviser to the Trust and to another investment company, Ellsworth Fund Ltd. (Ellsworth Fund), Ellsworth Fund and the Trust make up a “fund complex” (Fund Complex).  If elected, each nominee would oversee the two registered investment companies in the Fund Complex.

Nominee Who is an Independent Trustee

Name and Age	Trustee Since	Principal Occupation(s) During Past 5 Years and other Business Experience	Other Directorship(s) Held

Daniel D. Harding – 55	2007
Senior Advisor with Harding Loevner Management LP (investment advisory firm) (since 2003).

Formerly, Mr. Harding was co-founder and Chief Investment Officer at Harding Loevner Management LP (1989-2003).  Mr. Harding received his undergraduate degree from Colgate University.
			Ellsworth Fund

Nominee Who is an Interested Person

Name and Age	Trustee Since	Principal Occupation(s) During Past 5 Years and other Business Experience	Other Directorship(s) Held

Thomas H. Dinsmore (1)– 54	1985
Chairman and Chief Executive Officer of the Trust, Ellsworth Fund and Davis-Dinsmore (investment adviser to the Trust and Ellsworth Fund) (since 1996).

Mr. Dinsmore is a Chartered Financial Analyst.  Mr. Dinsmore is President of the Closed-End Fund Association.  Mr. Dinsmore received a B.S. degree in Economics from the Wharton School of Business at the University of Pennsylvania, and an M.A. degree  in Economics from Fairleigh Dickinson University.
			Ellsworth Fund

(1)  Mr. Dinsmore is an interested person (within the meaning of the Investment Company Act) of the Trust and Davis-Dinsmore because he is an officer of the Trust and an officer, director and holder of more than 5% of the outstanding shares of voting common stock of Davis-Dinsmore.

As discussed on page 1, a dissident shareholder has announced his intention to solicit proxies against the two incumbent trustees who have been nominated for new terms by your Board of Trustees and in support of himself and his business ally.  The dissident shareholder also has submitted the shareholder proposal discussed below (Proposal 3) (which your Board strongly opposes for the reasons set forth in detail below and on page 15).  The dissident shareholder seeks two seats on the Board of Trustees as a way of promoting his ill-conceived proposal (Proposal 3) to implement a monthly managed distribution policy “in the neighborhood of 1%” of net asset value per month.  This proposal is harmful to the interests of shareholders for all the reasons set forth under Proposal 3 and therefore, election of the dissidents would be similarly harmful to shareholder interests.

The Trust believes the dissident nominees are not qualified to serve for the following reasons:

•	The dissident nominees have been found to have violated the Massachusetts securities laws

On October 17, 2007 the Office of the Secretary of the Commonwealth for the Commonwealth of Massachusetts found that both dissident nominees had violated the Massachusetts Uniform Securities Act (the Act) and ordered them permanently to cease and desist from committing further violations of the Act and to pay an administrative fine of $25,000 (the Massachusetts Order).

•	The dissident nominees failed and continue to fail to make required filings under Federal securities laws

The dissidents and their related investment companies own approximately 6% of the Trust’s shares.  The dissidents were required by Section 13(d) of the Securities Exchange Act of 1934 (Exchange Act) to have filed a Schedule 13D to report their ownership of shares of the Trust within ten days after acquiring more than 5% of such shares.  Although the failure to do so is punishable by civil or criminal penalties, the dissidents failed for six weeks to make the required filing.  Moreover, the filing which was made was totally deficient because it fails to provide the required ownership information for each member of the dissidents’ group.  Worst of all, when any material change occurs in the facts set forth in the statements contained in a Schedule 13D, an amendment is required to be transmitted to the issuer and filed with the SEC promptly.  The issuance of the Massachusetts Order contradicts dissidents’ affirmative statement that they are not the “subject” of a “final order” of an “administrative body of competent jurisdiction enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.”  Accordingly, dissidents have failed to file an amendment to their Schedule 13D required to disclose the existence, content, and effect of the Massachusetts Order.

•	The Trust has sued the dissident nominees for violating the Investment Company Act

Section 12(d)(1) of the Investment Company Act makes it unlawful for any investment company to purchase or acquire more than 3% of the total outstanding voting stock of a registered investment company, such as the Trust.  The Trust believes the dissident nominees, through their use of controlled investment companies, are violating this provision of the Investment Company Act.  Accordingly, the Trust has commenced a lawsuit against them which seeks, among other things, a Court Order to require them to sell shares of the Trust until they own no more than 3% of the Trust’s shares and to prohibit such entities from voting Trust shares in excess of 3% of the outstanding voting stock of the Trust at the Annual Meeting.

•	The dissident nominees have refused to supply necessary information to the Trust’s Governance Committee

Despite several requests, the dissident nominees have refused to submit any response to a questionnaire requested by the Trust’s Governance Committee.  (This questionnaire is routinely requested of all nominees including those nominated by the Board).  The questionnaire seeks to determine if either of the dissident nominees is even qualified to serve on the Board of Trustees under the Governance Committee’s written charter.  Of paramount importance is whether either of the dissident nominees would qualify as independent trustees, or would be disqualified under the Investment Company Act or the rules of the American Stock Exchange from serving as a trustee of the Trust.  Without completion of the questionnaires, the Governance Committee cannot make these determinations.  The Board believes the dissident nominees have declined to complete the questionnaires because of the recent entry of the Massachusetts Order.

The Trust strongly believes that public company trustees must have a deep respect for and must strictly comply with the law, and with applicable securities laws, in particular.  By virtue of the entry of the Massachusetts Order against the dissident nominees, the dissident nominees’ disregard for the filing requirements of Section 13(d) of the Exchange Act, the dissident nominees’ asserted violation of Section 12(d)(1) of the Investment Company Act, and the dissident nominees’ refusal to provide routine information to determine their ability and qualifications to serve, the Board strongly believes the two dissident nominees to be unqualified to serve as trustees, and in any event, that the Board’s nominees for election as trustees are better qualified, more experienced, and will better serve the interests of shareholders than the two dissident nominees.

Required Vote

Trustees are elected by a plurality vote of shares cast at the Annual Meeting, meaning that the trustee nominee with the most affirmative votes for a particular seat on the Board is elected for such seat.  In an uncontested election for trustees, the plurality requirement is not a factor.  Abstentions will not count as votes cast and will have no effect on the outcome of this proposal.  We expect that brokers will be entitled to vote on this proposal.  Any broker non-vote will have no effect on the outcome of this proposal.

The Board recommends that you vote FOR the two incumbent nominees nominated by your Board of Trustees.

Information about the Trust’s Other Trustees

Information about the Trust’s other trustees whose terms continue after the Annual Meeting is presented below.  Each trustee oversees two registered investment companies in the Fund Complex, the Trust and Ellsworth Fund.

Continuing Independent Trustees

Name and Age	Trustee Since	Principal Occupation(s) During Past 5 Years and Other Business Experience	Other Directorship(s) Held

Gordon F. Ahalt(1)– 79	1982
Retired.

Formerly:  President of G.F.A. Inc. (petroleum industry consulting company) (1982 until 2000); Consultant, W. H. Reaves & Co., Inc., (an asset management company) (1987-1998).  Mr. Ahalt spent his career as an analyst of and a consultant to the petroleum industry, and previously served as a director or executive officer of several energy companies and an oil and gas exploration company.  Mr. Ahalt received a B.S. degree in Petroleum Engineering from the University of Pittsburgh.
			Ellsworth Fund; and Helix Energy Solutions Group, Inc. (energy services company)
(1) Term as trustee will expire in 2010.

Name and Age	Trustee Since	Principal Occupation(s) During Past 5 Years and Other Business Experience	Other Directorship(s) Held

Elizabeth C. Bogan, Ph.D. (1)– 63	1990
Senior Lecturer in Economics at Princeton University (since 1992).

Formerly:  Chairman of Economics and Finance Department, Fairleigh Dickinson University, and a member of the Executive Committee for the College of Business Administration.  Dr. Bogan has chaired numerous administrative and academic committees.  Dr. Bogan received an A.B. degree in Economics from Wellesley College, an M.A. degree in Quantitative Economics from the University of New Hampshire, and a Ph.D. degree in Economics from Columbia University.  Her writings on finance have been published in The Financial Analysts Journal and in other journals.

		Ellsworth Fund
Nicolas W. Platt (2)– 54	1997
Managing Director, Rodman & Renshaw, LLC (investment banking firm) (since 2006).

Formerly: President, CNC-US (international consulting company) (January 2003 to August 2006); Senior Partner of Platt & Rickenbach (financial relations firm) (May 2001 to January 2003); Senior Executive with the WPP Group, UK and its public relations subsidiaries, Ogilvy Public Relations, Burson-Marsteller and Robinson Lehr Montgomery (January 1995 to April 2001).  Mr. Platt received a B.A. degree from Skidmore College and an M.A. degree in Economics from Columbia University
		Ellsworth Fund
(1) Term as trustee will expire in 2009. (2) Term as trustee will expire in 2010.

Continuing Trustee Who is an Interested Person

Name and Age	Trustee Since	Principal Occupation(s) During Past 5 Years and Other Business Experience	Other Directorship(s) Held

Jane D. O’Keeffe(1)(2)– 52	1995
President of the Trust, Ellsworth Fund and Davis-Dinsmore (registered investment adviser) (since 1996).

Ms. O’Keeffe received a B.A. degree from University of New Hampshire and attended the Lubin Graduate School of Pace University.
			Ellsworth Fund

(1)
Ms. O’Keeffe is an interested person (within the meaning of the Investment Company Act) of the Trust and Davis-Dinsmore because she is an officer of the Trust and an officer, director and holder of more than 5% of the outstanding shares of voting common stock of Davis-Dinsmore.

(2)	Term as trustee will expire in 2010.

Certain Relationships

Thomas H. Dinsmore and Jane D. O’Keeffe are brother and sister.

Committees of the Board of Trustees

The Board has three committees: an Audit Committee, a Governance Committee and a Pricing Committee.

Audit Committee

The Trust has an Audit Committee that is separately designated and established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the Exchange Act).  The Audit Committee is comprised entirely of independent trustees (Mr. Ahalt, Dr. Bogan and Mr. Harding, with Dr. Bogan serving as Chairperson).  In addition, all such members are independent as such term is defined by the American Stock Exchange’s Company Guide.

The Audit Committee operates pursuant to a written charter.  A current copy of Audit Committee’s charter is available at www.bancroftfund.com.  In accordance with its charter, the Audit Committee oversees the Trust’s accounting and financial reporting policies and practices, as well as the quality and objectivity of the Trust’s financial statements and the independent audit of the financial statements.  Among other duties, the Committee is responsible for:  (i) the appointment, compensation, retention and oversight of any independent registered public accountants employed by the Trust (including monitoring the independence qualifications and performance of such accountants and resolution of disagreements between the Trust’s management and the accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services; (ii) overseeing the accounting and financial reporting process of the Trust; (iii) monitoring management’s preparation of financial statements of the Trust to promote accuracy and integrity of such financial statements and asset valuation; (iv) assisting the Board in its oversight of the Trust’s compliance with legal and regulatory requirements that related to the Trust’s accounting and financial reporting, internal control over financial reporting and independent audits; (v) pre-approving all permissible audit and non-audit services provided to the Trust by its independent accountants, to the extent required by Section 10A of the Exchange Act; (vi) pre-approving, in accordance with Item 2.01(c)(7)(ii) of Regulation S-X, certain non-audit services provided by the Trust’s independent registered public accountants to the Trust’s investment adviser and certain other affiliated entities if the Trust’s independent registered public accountants are the same as, or affiliated with, the investment adviser’s or affiliated entities’ accountants; and (vii) to the extent required by Regulation 14A under the Exchange Act, preparing an audit committee report for inclusion in the Trust’s annual proxy statement.

Audit Committee Report

The Audit Committee reviewed and discussed the Trust’s audited financial statements with its independent registered public accountants, Tait, Weller & Baker LLP (Tait Weller).  These discussions included the accountant’s judgments about the quality, not just acceptability, of the Trust’s accounting principles as applied in its financial reporting.  Tait Weller, the Audit Committee, and management also discussed matters such as the clarity, consistency and completeness of the accounting policies and disclosures, with a particular focus on critical accounting policies.

The Audit Committee has received a letter from Tait Weller required by the Public Company Accounting Oversight Board disclosing all relationships between Tait Weller and its related entities and the Trust.  The Audit Committee discussed with Tait Weller its independence as the Trust’s independent registered public accountants.  In addition, the Audit Committee has considered whether the provision by Tait Weller of non-audit services to the Trust and to the Ellsworth Fund is compatible with the continuing independence of Tait Weller.  The Audit Committee also reviewed and discussed the Trust’s audited financial statements with management.

Based on the review and discussions described above, the Audit Committee has recommended to the Board that the audited financial statements be included in the Trust’s annual report to shareholders for the fiscal year ended October 31, 2007 for filing with the Securities and Exchange Commission (SEC).

Elizabeth C. Bogan, Ph.D., Chairperson
Gordon F. Ahalt
Daniel D. Harding

Governance Committee

The Governance Committee is comprised entirely of independent trustees (Mr. Ahalt, Dr. Bogan and Mr. Platt, with Mr. Ahalt serving as Chairman).  In addition, all such members are independent as such term is defined by the American Stock Exchange’s Company Guide.

The Governance Committee operates pursuant to a written charter.  A current copy of Governance Committee’s charter is available at www.bancroftfund.com.  In accordance with its charter, the Committee, among other duties, is responsible for:  (i) nominating persons for election or appointment:  (a) as additions to the Board, (b) to fill vacancies which, from time to time, may occur on the Board, and (c) by shareholders of the Trust at meetings called for the election of trustees; (ii) nominating trustees as members of each committee of the Board, including, without limitation, the Audit Committee, the Governance Committee, and the Pricing Committee; (iii) reviewing from time to time the compensation, if any, payable to the trustees and making recommendations to the Board regarding compensation; (iv) reviewing and evaluating from time to time the functioning of the Board and the various committees of the Board; (v) overseeing the selection of independent legal counsel to the independent trustees; and (vi) monitoring the performance of independent legal counsel employed by the Trust and the independent trustees.

Prior to a meeting of the shareholders of the Trust called for the purpose of electing trustees, the Governance Committee will nominate one or more persons for election as trustees at such meeting.  The Governance Committee is also responsible for nominating trustees to fill vacancies resulting from an increase in the size of the Board or as a result of the resignation, death or removal of a trustee.  The independent trustees are generally authorized to elect nominees to fill such vacancies.

Evaluation by the Governance Committee of a person as a potential nominee to serve as a trustee, including a person nominated by a shareholder, should result in the following findings by the Governance Committee:  (i) upon advice of independent legal counsel to the independent trustees, that the person will qualify as an independent trustee (applicable only to the nomination of independent trustees), and that the person is otherwise not disqualified under the Investment Company Act or the rules of the American Stock Exchange from serving as a trustee of the Trust; (ii) with respect to the nomination of independent trustees only, that the person is free of any material relationship with the Trust (other than as a shareholder of the Trust), that would interfere with the exercise of independent judgment; (iii) that the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a trustee; (iv) that the person can make a positive contribution to the Board and the Trust, with consideration being given to the person’s business experience, education and such other factors as the Governance Committee may consider relevant; (v) that the person is of good character and high integrity; (vi) that the person has desirable personality traits including independence, leadership and the ability to work with the other members of the Board; (vii) that the person is not an American Stock Exchange employee or floor member; and (viii) that the composition of the Board is varied as to educational background, business experience and occupation.

Consistent with the Investment Company Act, the Governance Committee can consider recommendations from management in its evaluation process.

The Governance Committee will consider potential nominees recommended by a shareholder to serve as trustee, provided that:  (i) such nominating person is a shareholder of record at the time he or she submits the name of such nominee, (ii) such nominating person is a shareholder of record at the time of the meeting at which shareholders are elected, (iii) such nominating person is entitled to vote at the meeting of shareholders at which trustees will be elected; and (iv) the Governance Committee shall make the final determination of persons to be nominated.  The Governance Committee will evaluate potential nominees recommended by a shareholder to serve as trustees in the same manner as it evaluates potential nominees identified by the Governance Committee.

A shareholder may, at the 2009 annual meeting of shareholders, nominate an individual for election to the Board at such meeting if the shareholder:  (i) is a shareholder of record at the time of giving notice to the Trust as described in (iv) below; (ii) is a shareholder of record at the time of the 2009 Annual Meeting, (iii)  is entitled to vote at the 2009 Annual Meeting; and (iv) has complied with the notice procedures in the Trust’s bylaws.  Such notice procedures require that a shareholder submit the nomination in writing to the Secretary of the Trust no earlier than ___________ __, 2008 and no later than ____________ __, 2008.  The notice must contain all information relating to the potential nominee required for proxy solicitations by Regulation 14A under the Exchange Act (including the individual’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected).  The notice must also contain the shareholder’s name and address as they appear on the Trust’s books (and the name and address of any beneficial owner, on whose behalf the nomination is made) and the number of shares of beneficial interest owned beneficially and of record by such shareholder and beneficial owner.

Pricing Committee

The Pricing Committee is comprised of three members, two of whom are independent trustees (Mr. Harding and Mr. Platt, with Mr. Platt serving as Chairman) and one of whom is an interested person (Mr. Dinsmore).  In accordance with its charter, the Committee assists the Trust’s investment adviser, Davis-Dinsmore, in its valuation of the Trust’s portfolio securities when pricing anomalies arise and the full Board is not available to assist Davis-Dinsmore in making a fair value determination.

It is anticipated that the Committee will meet only as pricing anomalies or other issues arise that cannot be resolved by the entire Board due to time constraints.

Board and Committee Meeting Attendance

During the 2007 fiscal year, the Board met eight times, the Audit Committee met four times, the Governance Committee met four times, and the Pricing Committee met one time.  During the 2007 fiscal year, all trustees attended at least 75% of meetings of the Board and of each Committee on which such trustees served.  The Trust’s policy regarding trustee attendance at annual meetings of shareholders is that trustees are encouraged but not required to attend such annual meetings.  Each of the Trust’s then current trustees attended the Trust’s 2007 annual meeting of shareholders.

Shareholder Communications with the Board of Trustees

The Trust adopted Shareholder Communication Procedures (the Procedures) that set forth the process by which shareholders of the Trust may send communications to the Board.  If a shareholder sends a recommendation of a nominee to the Board or to an individual trustee, such communication would be covered by the Procedures.  Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, and communications made in connection with such proposals are not subject to the Procedures.  The Trust’s bylaws also contain provisions requiring a shareholder to provide advance notice of his or her intention to nominate, at the Trust’s annual meeting of shareholders, an individual for election as trustee.

Pursuant to the Procedures, shareholders should send their communications to the Trust’s Shareholder Relations Group.  Communications may be sent by regular mail or delivery service to the following address:  65 Madison Avenue, Suite 550, Morristown, NJ 07960.  E-mail communications may be sent to: info@bancroftfund.com.  All shareholder communications that are directed to the Board or an individual trustee of the Trust in his or her capacity as trustee and received by the Shareholder Relations Group shall be promptly forwarded to the individual trustee of the Trust to whom they were addressed or to the full Board, as applicable.  Copies of all such shareholder communications will also be distributed to the Chairs of the Trust’s Audit Committee and Governance Committee, and to counsel for the Trust and for the independent trustees.  Counsel for the Trust and for the independent trustees, upon receipt of its copy of a shareholder communication, shall work with such Chairs and counsel for the independent trustees to determine whether such shareholder communication should be distributed to any trustees to whom it was not sent and whether and in what manner the trustees should respond to such shareholder communication.  Responses, if any, to shareholder communications shall be coordinated by counsel for the Trust and for the independent trustees, working with the Chairs.

Trustees’ Compensation

Mr. Dinsmore and Ms. O’Keeffe are the only trustees of the Trust who are officers of the Trust or Davis-Dinsmore.  Each trustee who is not an officer of the Trust or Davis-Dinsmore currently receives (1) an annual fee of $7,500, (2) $1,000 plus expenses for each Board meeting attended, (3) $1,000 for each shareholders’ meeting attended, and (4) $500 for each Committee meeting attended.  The chairperson of each Committee receives an additional $2,000 annual fee.

The following table shows the compensation that was paid to the trustees solely by the Trust as well as by the Fund Complex as a whole (which consists of two registered investment companies, the Trust and Ellsworth Fund) during the 2007 fiscal year.

	Aggregate Compensation From Trust	Total Compensation From Fund Complex

Thomas H. Dinsmore	$ -0-	$ -0-
Jane D. O’Keeffe	$ -0-	$ -0-
Gordon F. Ahalt	$20,500	$41,000
Elizabeth C. Bogan, Ph.D.	$20,000	$40,000
Donald M. Halsted (1)	$ 2,000	$ 5,875
Daniel D. Harding.	$17,500	$33,125
Duncan O. McKee (2)	$12,500	$25,000
Robert J. McMullan (3)	$16,125	$32,750
Nicolas W. Platt	$19,000	$38,000
_________________________________

(1)	Mr. Halsted retired as a trustee effective as of December 31, 2006.

(2)	Mr. McKee retired as a trustee effective as of October 31, 2007.

(3)	Mr. McMullan resigned as a trustee effective as of October 1, 2007.

Security Ownership of Management

The Trust’s trustees, nominees for trustee and officers owned the Trust’s shares as shown on the following table as of October 31, 2007 (officers of the Trust are identified in the “Additional Information – Executive Officers” section of this proxy).

Shares of Trust Owned Beneficially*

Gordon F. Ahalt	1,200 (1)
Elizabeth C. Bogan, Ph.D.	2,610
Thomas H. Dinsmore	15,256 (2)
Daniel D. Harding	1,000
Jane D. O’Keeffe	12,006 (3)
Nicolas W. Platt	250
H. Tucker Lake, Jr.	384 (4)
Gary I. Levine	1,901
Germaine M. Ortiz	252
Mercedes A. Pierre	191 (5)
Joshua P. Lake	216
_________________________________

*      Represents for each trustee and officer less than 1% of the outstanding shares of the Trust.  As of October 31, 2007, trustees and officers of the Trust beneficially owned in the aggregate 35,266 shares of the Trust, representing approximately 0.6% of the outstanding shares.  Except as otherwise indicated, each trustee and officer possesses sole investment and voting power with respect to shares beneficially owned.

(1  Mr. Ahalt possesses shared investment and voting power with his wife.

(2)  Includes (i) 2,928 shares held in trust for the benefit of Mr. Dinsmore’s minor child, (ii) 1,804 shares which Mr. Dinsmore owned jointly with his wife, and (iii) 4,027 shares owned solely by his wife, as to which shares Mr. Dinsmore disclaims beneficial ownership.

(3)  Includes (i) 5,965 shares held in trust for the benefit of Ms. O’Keeffe’s minor children, and (ii) 2,543 shares owned jointly with her husband.

(4)  Includes 239 shares owned by Mr. Lake’s spouse.

(5)  Ms. Pierre owns these shares jointly with her husband.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board seeks your ratification of the Audit Committee’s appointment of Tait Weller as the Trust’s independent registered public accountants for the 2008 fiscal year.  The Board believes that the shareholders should have the opportunity to vote on this matter.  If the appointment is not ratified, the Audit Committee will meet to select new independent registered public accountants for the Trust’s 2008 fiscal year.  We do not expect that a representative from Tait Weller will be present at the Annual Meeting.  However, if a Tait Weller representative chooses to attend, he or she will have an opportunity to make a statement and to respond to appropriate questions.

Fees Billed by Tait Weller Related to the Trust

Set forth in the table below are the aggregate fees billed to the Trust by Tait Weller for services rendered to the Trust during the Trust’s last two fiscal years ended October 31, 2006 and October 31, 2007.

Fiscal Year Ended October 31	Audit Fees	Audit-Related Fees(1)	Tax Fees(2)	All Other Fees
2006	$31,000	$0	$2,600	$0
2007	$32,000	$0	$2,700	$0

Tait Weller billed the Trust aggregate non-audit fees of $2,700 for the fiscal year ended 2007, and $2,600 for the fiscal year ended 2006, for non-audit services rendered to the Trust.

____________________________________

(1)
All Audit-Related Fees were pre-approved by the Trust’s Audit Committee.  No Audit-Related Fees were approved by the Trust’s Audit Committee pursuant to section 2.01(c)(7)(i)(C) of Regulation S-X, which waives the pre-approval requirement for certain de minimus fees.

(2)
“Tax Fees” include those fees billed by Tait Weller in connection with their review of the Trust’s income tax returns for fiscal years 2006 and 2007.  All Tax Fees were pre-approved by the Trust’s Audit Committee.  No Tax Fees were approved by the Trust’s Audit Committee pursuant to section 2.01(c)(7)(i)(C) of Regulation S-X, which waives the pre-approval requirement for certain de minimus fees.

Non-Audit Services Billed to Davis-Dinsmore Management Company (Davis-Dinsmore)

During each of the last two fiscal years ended October 31, 2007 and October 31, 2006, Tait Weller did not provide any non-audit services to the Trust’s investment adviser, Davis-Dinsmore, or its affiliates or otherwise bill Davis-Dinsmore or its affiliates for any non-audit services.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services that are proposed to be provided to the Trust by its independent registered public accountants before they are provided to the Trust.  Such pre-approval also includes the proposed fees to be charged by the independent registered public accountants for such services.  The Audit Committee may delegate the pre-approval of audit and permissible non-audit services and related fees to one or more members of the Audit Committee who are “independent,” as such term is defined in Rule 10A-3(b)(1)(iii) promulgated under the Exchange Act.  Any such member’s decision to pre-approve audit and/or non-audit services and related fees shall be presented to the full Audit Committee, solely for informational purposes, at its next scheduled meeting.

The Audit Committee also pre-approves non-audit services to be provided by the Trust’s independent registered public accountants to the Trust’s investment adviser if the engagement relates directly to the operations and financial reporting of the Trust and if the Trust’s independent registered public accountants are the same as, or affiliated with, the investment adviser’s registered public accountants.

Required Vote

The affirmative vote of the majority of votes cast is needed to approve the ratification of the Audit Committee’s appointment of the independent registered public accountants.  Abstentions will not count as votes cast and will have no effect on the outcome of this proposal.  We expect that brokers will be entitled to vote on this proposal, but any broker non-vote will have no effect on the outcome of this proposal.

The Board recommends that you vote FOR Proposal 2.

PROPOSAL 3

SHAREHOLDER PROPOSAL REGARDING A MONTHLY MANAGED
DISTRIBUTION POLICY

We received notice that a shareholder intends to present the following proposal at the Annual Meeting.  The proposal was submitted by Phillip Goldstein, Opportunity Partners L.P., Park 80 West --Plaza Two, Suite C04, Saddle Brook, NJ  07663.  Opportunity Partners and its affiliates collectively claim to have owned an aggregate of 347,506 shares of beneficial interest as of October 15, 2007.

Your Board of Trustees strongly opposes adoption of the resolution proposed below and asks shareholders to consider carefully the Board of Trustees’ response, which follows the shareholder proposal.

Shareholder Proposal and Supporting Statement

“ ‘RESOLVED:  The shareholders of Bancroft Fund request that the board implement a monthly managed distribution policy with the goal of eliminating the discount.’

“Bancroft’s shares have traded at an unacceptably wide discount to net asset value for a long time.  For example, on May 11, 2007, Bancroft’s NAV was $23.67 per share but its stock price was only $20.80, representing a discount of more than 12%.

“Recently, a number closed-end funds have instituted a managed distribution plan as a means to address a persistent trading discount.  These plans have generally been quite successful in narrowing or eliminating the discount.  In fact, they have often had an immediate and lasting effect.

“For example, on February 2, 2007 LMP Real Estate Income Fund announced a monthly managed distribution policy that increased its distribution from 10.9 cents per month to 19 cents.  LMP’s stock price quickly responded to the news, rising from $23.11 to $25.14 (more than 8%) over the next three days.  More important, LMP’s discount, which like Bancroft’s was languishing in double digits, continued to narrow and has now virtually disappeared.  On May 11th, its NAV was $24.28 and its stock price closed at $24.25.”

The Board of Trustees’ Statement in Opposition to Proposal 3

Adoption of a monthly managed distribution policy would be extremely disadvantageous to Trust shareholders, and consequently, your Board of Trustees strongly opposes Proposal 3.  The reasons why the proposal would be so harmful to your investment are as follows:

•	A monthly managed distribution policy would adversely affect investment results in the Trust.

Currently, the Trust is able to keep your assets fully invested and to choose investments which can and do benefit the Trust’s performance.  For the fiscal year ended October 31, 2007 the Trust’s net asset value performance was 14.53%.  For the calendar year-to-date through October 31, 2007, the performance was 11.72%.   By contrast, a managed distribution policy would negatively affect your Trust’s performance because it would require the Trust to keep assets in low-yielding cash accounts or to liquidate assets at inopportune times solely to have the cash necessary to meet the demands of a managed distribution policy.

•	A monthly managed distribution policy of the magnitude demanded by the dissident would almost certainly require the return of your capital and the ultimate liquidation of the Trust.

Although the dissident’s proposal does not specify a particular percentage of net asset value to be distributed each month, on October 2, 2007 he left a message in which he said that the percentage “would have to be significant.  I am thinking in the neighborhood of 1% [of net asset value] per month,” regardless of the amount the Trust actually earns from investment income or realizes from capital gains.

In the ten years ended October 31, 2007, the Trust returned 6.43% per year on a compounded basis (which was a slightly better return than the Merrill Lynch All Convertibles Index Average of 7.76% when adjusted for expenses and the Trust’s 2003 rights offering).  If a monthly managed distribution policy in the amount demanded by the dissident shareholder had been implemented at the beginning of such ten-year period, the amount distributed to shareholders would have far exceeded the actual investment returns of the Trust.  The excess distributions, therefore, would have merely been a return of shareholders’ own capital.  Davis-Dinsmore estimates that during this ten-year time period, such a policy would have led to a 46% liquidation of the Trust.  Because the Board believes the Trust is very unlikely to return more than 12% per year in the future, if the Trust adopts a monthly managed distribution policy at the level demanded by the dissident shareholder, the Trust will similarly be forced to return your invested capital to you.  During this phased liquidation, the net asset value of the Trust would decline and the amount of the monthly distribution, therefore, would similarly decline with the decreasing asset base.

•	A monthly managed distribution policy would increase the Trust’s expenses and administrative burdens.

If the Trust adopts a monthly managed distribution policy at an unsustainable level -- i.e., a level such as the one suggested by the dissident shareholder which is significantly in excess of the Trust’s long-term return -- the Trust will be forced to distribute shareholders’ capital to make up the difference between Trust investment income and capital gains on the one hand and the required distribution on the other hand.  Such a distribution, in turn, will cause the Trust’s expense ratio to increase because the required distributions will cause the Trust’s net asset value to decrease while Trust expenses increase for the reasons set forth in the next paragraph.  In a speech to the 2007 ICI Closed End Trust Workshop on October 11, 2007, Andrew J. Donohue, Director, Division of Investment Management, U.S. Securities and Exchange Commission (SEC), noted the importance for “closed-end fund managers and directors [to] carefully consider whether a managed distribution plan is in the best interests of investors,” particularly where the distribution rate is not “sustainable.”  Mr. Donohue asked:  “If, for example, the distribution rate is higher than the total return that the fund can reasonably expect to generate, what will the long-term consequences to shareholders be?  If the fund assets are being depleted, will the expense ratio rise, impairing the fund’s long-term performance?”

In addition, a managed monthly distribution policy would place an increased administrative burden on the Trust.  Not only would the Trust be required to pay each shareholder twelve times per year rather than four, but the Investment Company Act of 1940, as amended (the Investment Company Act) also requires strict and careful disclosure to shareholders regarding the sources (e.g., investment income, capital gains, or return of capital) and amounts of money distributed to shareholders under a managed distribution policy.  Complying with this requirement would increase the Trust’s expense ratio and thus reduce the Trust’s performance.

•	Distribution of long term capital gains on a monthly basis is unlawful unless the Trust receives an exemptive order from the SEC which will be virtually impossible to obtain.

Section 19(b) of The Investment Company Act makes it unlawful to distribute long-term capital gains more than once every twelve months.  Because the managed distribution policy proposed by the dissident shareholder would, of necessity, require the distribution of long-term capital gains in each month in which such gains were realized, except in the rare cases where short-term capital gains and ordinary income for such month exceeded the distribution requirement, the Trust would be required to request and obtain an exemptive order from the SEC under Section 19(b) to distribute such long-term capital gains.  Other closed-end funds have submitted numerous applications for such exemptive relief to the SEC over the past several years, but to date, have not received the requested relief.  The Trust believes that the SEC does not support unsustainable managed distribution policies for the reasons expressed by Mr. Donohue as set forth above and has therefore been unwilling to grant the necessary relief.  For these reasons, the Trust believes it would be virtually impossible to receive the SEC exemptive order necessary to implement the proposal at the level suggested by the dissidents.

•	Adoption of a monthly managed distribution policy will not eliminate the trading discount between net asset value and share price.

The dissidents assert that adoption of a monthly arranged distribution policy at a level “in the neighborhood of 1%” per month will narrow or eliminate the trading discount.  The Board strongly disagrees.

Shares of closed-end funds, such as the Trust, trade on stock exchanges like those of any other listed company.  Market forces and perceptions of the Trust’s prospects drive price movements.  The market price of the Trust’s shares is often lower than the value of the Trust’s portfolio, its net asset value, just as the market value of any company’s stock could be below the value of its assets.

Your Board of Trustees recognizes that the Trust’s shares have traded at a discount to their net asset value, although that discount decreased from approximately 16% in July, 2006 to approximately 10% as of November 23, 2007.  Your Board believes there may be some misunderstandings about the market discount of closed-end funds such as Bancroft Fund Ltd.

The discount is a function of the net asset value per share and the market price per share, each of which may be influenced by different factors.  There is debate about whether the discount is the cause of market price movements or is merely the effect.  The discount is considered by many to be the result of market supply and demand factors for shares, although analysts are uncertain whether the dominant factors are fund-specific, such as performance, or external, such as macroeconomic factors.  If, as the Trust believes to be the case, the discount is the effect and not the cause, adoption of a managed distribution policy will not have a long-term effect, and perhaps not any effect, on the discount.

In any event, shareholders experience gain or loss based only on market price changes in the Trust’s shares and on dividends received on Trust shares.  There are no widely accepted economic theories for explaining the discount phenomenon.  However, the discount does not represent value that the Board has a duty to distribute to shareholders.

By contrast to the slow decline in the Trust’s trading discount since 2006, Mr. Goldstein conducted a successful proxy contest seven years ago to join the Board of the Mexico Equity and Income Trust for the express purpose of reducing the trading discount.  As of November 23, 2007, the trading discount of that fund, which he and his allies now control, is still over 15%.

In short, Mr. Goldstein’s track record in reducing trading discounts is one of failure, not success.

•	Dissidents’ reliance on LMP Real Estate Income Fund (LMP) in their proposal to support their view that a monthly managed distribution policy would be good for Fund shareholders is misplaced.

The dissidents rely on LMP to support their view that a monthly managed distribution policy will be beneficial to shareholders.  LMP began distributing $0.19 per share per month to its shareholders in March, 2007.  LMP invests in equity securities issued by real estate investment trusts and other real estate companies which in turn are invested in apartment complexes; health care facilities; lodging/resort facilities; office buildings; shopping centers; regional malls and other retail properties; industrial sites; and diversified real estate operations.  Only 0.8% of LMP’s portfolio is invested in the common stock of a company engaged in home financing and none of its portfolio is invested in home builders or other financing entities (such as Freddie Mac) according to its Form N-Q filed with the SEC on November 29, 2007.

The following graph shows the relative performance* of shares of the Trust and those of LMP since LMP implemented its managed distribution policy (all data at end of month):

*    All stock prices shown include cumulative dividends declared during the period.

The market price of LMP was initially boosted by the news of a managed distribution policy, but, over the next several months, LMP’s stock price declined steadily, and has not recovered.

Required Vote

The affirmative vote of the majority of votes cast is needed to approve the proposal with respect to a managed distribution policy.  Abstentions and broker non-votes are counted as present but are not considered as votes cast.  As a result, they have the same effect as a vote against the proposal.  The Trust does not expect that brokers will be entitled to vote on this proposal unless they receive instructions from underlying beneficial owners.

The Board carefully considered the dissident proposal at several meetings in 2007 and concluded that adoption of a managed distribution policy at any level would be disadvantageous to shareholders.  Accordingly, the Board strongly recommends that you vote AGAINST the implementation of a managed distribution policy.

ADDITIONAL INFORMATION ON VOTING

Voting by Proxy

Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed White proxy card and to return it promptly in the envelope provided.  If you are the record owner of your shares on the books of the Trust’s transfer agent, then you may also submit your proxy vote by telephone or via the Internet, by following the instructions accompanying this Proxy Statement.  If your broker holds your shares in its name, you may submit your proxy vote by any other means specified in the instructions that accompany this Proxy Statement.  Returning the proxy card or using any of the available alternative proxy voting methods will not affect your right to attend the Annual Meeting and vote.

If you properly fill in your White proxy card and send it to us in time to vote or use any of the available alternative proxy voting methods, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed.  If you sign the White proxy card or use any of the available alternative proxy voting methods but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows and in accordance with management’s recommendation on other matters:

•	FOR the election of all Board nominees for trustees.

•	FOR ratification of the appointment of independent registered public accountants for 2008.

•	AGAINST the shareholder proposal.

Your proxy will also have authority to vote and act on your behalf at any adjournment of the meeting.

If you authorize a proxy to vote for you, you may revoke the authorization at any time before it is exercised.  You can do this in one of four ways:

•	You may send in another proxy with a later date.

•
If you submitted a proxy by telephone, via the Internet or via an alternative method of voting permitted by your broker, you may submit another proxy by telephone, via the Internet, or via such alternative method of voting, or send in another proxy with a later date.

•	You may notify the Trust’s Secretary in writing before the Annual Meeting that you have revoked your proxy.

•	You may vote in person at the Annual Meeting if you were the record owner of your shares on the record date.

Voting in Person

If you do attend the Annual Meeting, were the record owner of your shares on the record date, and wish to vote in person, we will give you a ballot when you arrive.  However, if your shares were held in the name of your broker, bank or other nominee on the record date, you must bring a letter from the nominee indicating that you were the beneficial owner of the shares on the record date for voting, and authorizing you to vote.  The letter must also state whether before the Annual Meeting you authorized a proxy to vote for you and if so, how you instructed such proxy to vote.

Quorum Requirement

A quorum of shareholders is necessary to hold a valid meeting.  A quorum will exist if shareholders entitled to vote a majority of all shares outstanding on the record date are present in person or by proxy.  Broker non-votes, if any, and abstentions will count as present for establishing a quorum.

Adjournments

If a quorum is not present at the Annual Meeting or a quorum is present but sufficient votes to approve a proposal are not received, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies.  Any such adjournment will require the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy.  The persons named as proxies will vote those proxies they are entitled to vote “for” a proposal in favor of such an adjournment and will vote those proxies required to be voted “against” such proposal against such an adjournment.  A shareholder vote may be taken on a proposal in this Proxy Statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

ADDITIONAL INFORMATION

Investment Adviser and Administrator

Davis-Dinsmore Management Company, 65 Madison Avenue, Morristown, New Jersey 07960, is the Trust’s investment adviser and administrator.

Executive Officers

The Trust’s executive officers are elected by the Board, receive no compensation from the Trust and hold office until the meeting of the Board following the next annual meeting of shareholders and until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation or removal.  Information about these officers is presented below.

Name, Age and Position(s) Held with the Trust	Officer Since	Principal Occupation(s) During Past 5 Years and Business Experience

Thomas H. Dinsmore – 54 Trustee, Chairman and Chief Executive Officer	1984	Information about Mr. Dinsmore is presented earlier in this proxy statement under “Proposal 1, Election of Trustees – Nominees for Trustees - Nominee Who is an Interested Person.”

Jane D. O’Keeffe – 52 Trustee and President	1994
Information about Ms. O’Keeffe is presented earlier in this proxy statement under “Proposal 1, Election of Trustees – Information About the Trust’s Other Trustees - Continuing Trustee Who is an Interested Person.”

H. Tucker Lake, Jr. – 60 Vice President	1994	Vice President of the Trust, Ellsworth Fund (since 2002) and Davis-Dinsmore (since 1997). Formerly: Vice President, Trading of the Trust (1994-2002).

Joshua P. Lake, C.T.P. – 31 Treasurer and Assistant Secretary	2002
Treasurer of the Trust and Ellsworth Fund (since April 2004), Assistant Secretary of the Trust and Ellsworth Fund (since February 2002) and Assistant Treasurer and Assistant Secretary of Davis-Dinsmore (since February 2002).

Formerly:  Assistant Treasurer of the Trust and Ellsworth Fund (from 2002 to 2004).

Name, Age and Position(s) Held with the Trust	Officer Since	Principal Occupation(s) During Past 5 Years and Business Experience

Gary I. Levine – 50 Executive Vice President, Chief Financial Officer and Secretary	1986
Executive Vice President and Chief Financial Officer of the Trust, Ellsworth Fund and Davis-Dinsmore (since April 2004); Secretary of the Trust, Ellsworth Fund and Davis-Dinsmore (since November 2003); Treasurer of Davis-Dinsmore (since 1997).

Formerly:  Vice President of the Trust, Ellsworth Fund and Davis-Dinsmore (January 2002 – April 2004); Treasurer of the Trust and Ellsworth Fund (April 1993 – April 2004).

Germaine M. Ortiz – 38 Vice President	1996	Vice President of the Trust, Ellsworth Fund and Davis-Dinsmore (since 1999).

Mercedes A. Pierre – 46 Vice President and Chief Compliance Officer	1998
Vice President of the Trust and Ellsworth Fund (since April 2004); Chief Compliance Officer of the Trust and Ellsworth Fund (since July 2004); and Vice President and Chief Compliance Officer of Davis-Dinsmore (since 2004).

Formerly:  Assistant Treasurer of the Trust and Ellsworth Fund (January 1998 - February 2005).

Certain Relationships

H. Tucker Lake, Jr. is the cousin of Thomas H. Dinsmore and Jane D. O’Keeffe and the father of Joshua P. Lake.  Gary I. Levine’s wife is Germaine M. Ortiz’s first cousin.

Security Ownership of Certain Beneficial Owners

Based solely on a review of filings with the SEC, the following table provides information about those shareholders that beneficially own more than 5% of the outstanding shares of the Trust.

Name	Number of Shares Owned	Percent of Outstanding Shares
Relative Value Partners, LLC	432,103	7.5%
1033 Skokie Boulevard
Suite 150
Northbrook, IL 60062 (1)

Bulldog Investors, Phillip Goldstein and Andres Dakos	347,506	6.1%
60 Heritage Drive Pleasantville, NY 10570 (2)

(1)	Based upon information disclosed in a Form 13F dated November 13, 2007.
(2)	Based upon information disclosed in a Schedule 13D/A dated October 19, 2007.

Dollar Range of Securities Held by Trustees and Nominees

Set forth below is the dollar range of equity securities beneficially owned (1) in both the Trust and Fund Complex by each trustee and each nominee for election as a trustee of the Trust as of October 31, 2007.(2)

	Dollar Range of Equity Securities in the Trust (3).	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen by the Trustee or Nominee in Fund Complex (4) .

Gordon F. Ahalt	$10,001-$50,000	$10,001-$50,000
Elizabeth C. Bogan, Ph.D.	$50,001-$100,000	over $100,000
Thomas H. Dinsmore	over $100,000	over $100,000
Daniel D. Harding.	$10,001-$50,000	$10,001-$50,000
Jane D. O’Keeffe	over $100,000	over $100,000
Nicolas W. Platt	$10,001-$50,000	$10,001-$50,000
_______________________________

(1)	Beneficial ownership has been determined based upon the trustee’s or nominee’s direct or indirect pecuniary interest in the equity securities.

(2)	The dollar ranges are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.

(3)	The dollar range of equity securities owned in the Trust is based on the closing price of $21.35 on October 31, 2007 on the American Stock Exchange.

(4)	The dollar range of equity securities owned in the Fund Complex is based on the closing price of $21.35 for the Trust and $8.52 for Ellsworth Fund on October 31, 2007 on the American Stock Exchange.

Proxy Solicitation

The Trust has engaged the services of The Altman Group (Solicitor) to assist in the solicitation of proxies for the Annual Meeting.  The Solicitor’s costs are estimated to be in the aggregate approximately $________.  The Trust expects to solicit proxies principally by mail, but the Trust or the Solicitor may also solicit proxies by telephone, facsimile or personal interview.  The Trust’s officers will not receive any additional or special compensation for any such solicitation.  The Trust will pay the cost of soliciting proxies, the printing and mailing of this Proxy Statement, the attached Notice of Annual Meeting of Shareholders, the enclosed proxy card, and any further solicitation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, Section 30(h) of the Investment Company Act, and the regulations of the SEC thereunder, require the Trust’s officers and trustees and direct or indirect beneficial owners of more than 10% of the Trust’s shares, as well as Davis-Dinsmore, its directors and officers and certain of its other affiliated persons (collectively, Reporting Persons), to file initial reports of ownership and changes in ownership with the SEC.  Reporting Persons are required to furnish the Trust with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it and written representations, the Trust believes that all filing requirements applicable to the Reporting Persons have been complied with during the fiscal year ended October 31, 2007 except that a Form 4 covering a 2007 purchase of 250 shares by Germaine Ortiz (an officer of the Trust) was not filed in a timely manner.

Shareholder Proposals

If you want us to consider including a shareholder proposal in the Trust’s proxy statement for the 2009 annual meeting of shareholders, we must receive it from you no later than __________, 2008.  To be eligible to submit a proposal, you must demonstrate satisfaction of the requirements for making shareholder proposals set forth in the proxy rules promulgated by the SEC.

A shareholder may bring other business before the 2009 Annual Meeting of shareholders if: (1) the shareholder is a shareholder of record at the time of giving notice to the Trust; (2)  the shareholder is entitled to vote at the 2009 Annual Meeting; (3) the shareholder has complied with the notice procedures in the Trust’s bylaws, and (4) such other business is otherwise a proper matter for action by shareholders.  The notice procedures require that a shareholder submit the proposal in writing to the Secretary of the Trust no earlier than ___________ __, 2008 and no later than ___________ __, 2008.  The notice must include a brief description of the business desired to be brought before the 2009 Annual Meeting, the reasons for conducting such business at the 2009 Annual Meeting, and any material interest the shareholder and any beneficial owners on whose behalf the proposal is made may have in such business.  The notice must also include the shareholder’s name and address as they appear on the Trust’s books (and the name and address of any beneficial owner on whose behalf the proposal is made), as well as the number of shares owned of record and beneficially by such shareholder and beneficial owner.

By order of the Board of Trustees,

/s/ THOMAS H. DINSMORE
Thomas H. Dinsmore
Chairman of the Board of Trustees
January __, 2008

BANCROFT FUND LTD.

Annual Meeting to be held February 11, 2008

This Proxy is being solicited on behalf of the Board of Trustees

The undersigned hereby appoints Thomas H. Dinsmore, Gary I. Levine, and Jane D. O’Keeffe, and any one of them separately, attorneys and proxies, with full power of substitution in each, to vote and act on behalf of the undersigned at the annual meeting of shareholders of Bancroft Fund Ltd. (the “Trust”) at The Madison Hotel, located at One Convent Road in Morristown, New Jersey 07960  on February 11, 2008 at 11 a.m., and at all adjournments or postponements thereof, with respect to the number of beneficial shares which the undersigned could vote if present, upon such subjects as may properly come before the meeting, all as set forth in the notice of the meeting and the proxy statement furnished therewith.  Unless otherwise marked on the reverse hereof, this proxy is given WITH authority to vote FOR the trustees listed on the reverse of this card, FOR the proposal to ratify the Audit Committee’s selection of independent accountants, and AGAINST the shareholder proposal with respect to a monthly managed distribution policy.  This proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the meeting or any adjournments or postponements thereof.

PLEASE FILL IN, DATE AND SIGN THE PROXY ON THE OTHER SIDE
AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE

Annual Meeting of Shareholders of

BANCROFT FUND LTD.

February 11, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please Detach and Mail in the Envelope Provided

x  Please mark your votes as in this example.

Proposal 1– Election of Trustees

The Board of Trustees Recommends a Vote FOR both nominees identified below	FOR	WITHHOLD	FOR ALL
	ALL	ALL	EXCEPT:

Nominees:
(01) Thomas H. Dinsmore (02) Daniel D. Harding	To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

	FOR	AGAINST	ABSTAIN
Proposal 2– Ratification of Independent Accountants

The Board of Trustees Recommends a Vote FOR the Independent Accountants

	FOR	AGAINST	ABSTAIN
Proposal 3 - Shareholder Proposal – Managed Distribution Policy

The Board of Trustees Recommends a Vote AGAINST the Shareholder Proposal Relating to a Managed Distribution Policy

YOUR VOTE IS IMPORTANT TO US.  PLEASE FILL IN, DATE AND SIGN YOUR PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE PROVIDED FOR YOUR CONVENIENCE.

Signature(s) ________________________________   _____________________________________  Date ____________
Note:  Please sign as name appears hereon.  Joint owners each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.